Exhibit 3.2
                                                                     -----------

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                   ZOND WINDSYSTEM PARTNERS, LTD. SERIES 85-B
                        A CALIFORNIA LIMITED PARTNERSHIP

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

Definitions...........                                                         1
-----------

Section 1.01 Act...............................................................1
Section 1.02 Affiliate.........................................................1
Section 1.03 Agreement.........................................................1
Section 1.04 Available Cash....................................................1
Section 1.05 Capital Account...................................................2
Section 1.06 Capital Contribution..............................................2
Section 1.07 Code..............................................................2
Section 1.08 Costs.............................................................2
Section 1.09 Distributable cash................................................2
Section 1.10 DWFSI.............................................................2
Section 1.11 General Partner...................................................3
Section 1.12 Infrastructural Facilities........................................3
Section 1.13 Investor Notes....................................................3
Section 1.14 Limited Partners..................................................3
Section 1.15 Majority-in-Interest of the Limited Partners......................4
Section 1.16 Memorandum........................................................4
Section 1.17 Operating Site....................................................4
Section 1.18 Original Limited Partner..........................................4
Section 1.19 Partners..........................................................4
Section 1.20 Partnership.......................................................4
Section 1.21 Person............................................................4
Section 1.22 Power Agreement...................................................4
Section 1.23 Profits and Losses................................................4
Section 1.24 Property..........................................................5
Section 1.25 Regular Distribution Date.........................................5
Section 1.26 Regular Limited Partner...........................................5
Section 1.27 Regular Unit......................................................6
Section 1.28 Reserves..........................................................6
Section 1.29 Special Distribution Date.........................................6
Section 1.30 Special Limited Partner...........................................6
Section 1.31 Special Unit......................................................6
Section 1.32 Subscription Agreement............................................6
Section 1.33 Substituted Limited Partner.......................................6
Section 1.34 Treasury Regulations..............................................7
Section 1.35 Turbines..........................................................7
Section 1.36 Unit..............................................................7
Section 1.37 Unit Holder.......................................................7
Section 1.38 Wind Park Easement Agreement......................................7
Section 1.39 Windsystem........................................................7
Section 1.40 Windsystem Construction Agreement.................................7
Section 1.41 Windsystem Management Agreement...................................8
Section 1.42 ZCC III...........................................................8
Section 1.43 Zond..............................................................

TABLE OF CONTENTS
-----------------
                                                                            Page
                                                                            ----

Formation of the Partnership.                                                  8
----------------------------

Section 2.01 Formation.........................................................8
Section 2.02 Name..............................................................8
Section 2.03 Recording of the Certificate......................................8
Section 2.04 Principal Place of Business.......................................8
Section 2.05 Name and Place of Residence of Each Partner.......................8
Section 2.06 Term..............................................................8
Section 2.07 Tax Shelter Registration Number...................................9

Business Purpose and Authority of the Partnership..............................9
------------------------------------------------

Section 3.01 Business and Purpose of the Partnership...........................9
Section 3.02 Authority of the Partnership......................................9

Capital Contributions..........................................................9
---------------------

Section 4.01 Capital Contribution of General Partner..........................10
Section 4.02 Capital Contributions of Limited Partners........................10
Section 4.03 Use of Capital Contributions.....................................10
Section 4.04 Interest on Capital Contributions................................10

General Partners' and Affiliates' Compensation
----------------------------------------------
and Reimbursements............................................................10
------------------

Section 5.01 Compensation.....................................................11
Section 5.02 Reimbursement....................................................11

Distributions to Partners.....................................................11
-------------------------

Section 6.01 Distributable Cash...............................................11
Section 6.02 Amounts Withheld.................................................12

Allocations to Partners..............                                         12
-----------------------

Section 7.01 Capital Accounts.................................................12
Section 7.02 Allocations of Profits and Losses................................13
Section 7.03 Special Allocations..............................................13
Section 7.04 Allocations of Tax Credits.......................................14
Section 7.05 Other Allocations................................................14
Section 7.06 Distributions and Allocations
   in Respect to Transferred Units............................................15
Section 7.07 No Repayment Obligation..........................................15

TABLE OF CONTENTS
-----------------
                                                                            Page
                                                                            ----

Management and Operation of Business..........................................15
------------------------------------

Section 8.01 Management Authority of the General Partner......................15
Section 8.02 Obligations of the General Partner...............................17
Section 8.03 Restrictions on Authority of the General Partner.................18
Section 8.04 Purchase and Sale of Interests...................................18
Section 8.05 Execution of Certificates........................................19

Rights and Obligations of Partners............................................19
----------------------------------

Section 9.01 No Loans or Additional Contributions.............................19
Section 9.02 No Liability for Partnership Obligations.........................19
Section 9.03 No Participation in Management...................................20
Section 9.04 No Right to Withdraw Capital Contributions.......................20
Section 9.05 No Priorities Among Partners.....................................20
Section 9.06 Voting Rights....................................................20
Section 9.07 Matters Subject to Vote..........................................20
Section 9.08 Meetings of Partners.............................................21
Section 9.09 Other Activities.................................................22
Section 9.10 Special Power of Attorney........................................22

Change in a General Partner and Transfer of a General
-----------------------------------------------------
Partner's Interest............................................................23
-----------------

Section 10.01 Withdrawal of a General Partner.................................23
Section 10.02 Removal of a General Partner; Right
   to Remove and Method of Removal............................................24
Section 10.03 Effect of Removal or Withdrawal.................................24
Section 10.04 Transfer of Interest............................................25
Section 10.05 Continuing Liability............................................25

Transfers of, and Restrictions on Transfers of, Interests.....................26
---------------------------------------------------------

Section 11.01 Purchase for Investment.........................................26
Section 11.02 Restrictions on Transfer of Interests...........................26
Section 11.03 Admission of Substituted Limited Partners.......................27
Section 11.04 Rights of Assignee of an Interest...............................28
Section 11.05 Joint Ownership of Interests....................................29
Section 11.06 Defaulting Regular Limited Partners.............................29
Section 11.07 No Interest; No Return..........................................30

TABLE OF CONTENTS
-----------------
                                                                            Page
                                                                            ----

Books, Records, Accounting, Tax Elections and Banking                         30
-----------------------------------------------------

Section 12.01 Books, Records and Reports......................................30
Section 12.02 Custody of Partnership Funds; Bank Accounts.....................31
Section 12.03 Accountants............................................ ........31
Section 12.04 Filing of Returns....................................... .......31
Section 12.05 Tax Elections...................................................31
Section 12.06 Taxable Year, Method of Accounting..............................32
Section 12.07 Annual Audit....................................................32

Duration and Termination                                                      32

Section 13.01 Death, Insanity or Disability of a Unit Holder..................32
Section 13.02 Events Causing Dissolution......................................33
Section 13.03 Liquidation.....................................................33
Section 13.04 Negative Capital Account........................................34
Section 13.05 Purchase by General Partner.....................................35
Section 13.06 General Partner's Discretion....................................35
Section 13.07 Liquidation Report..............................................35

Amendments....................................................................33
----------

Section 14.01 Proposal and Adoption of Amendments Generally...................35
Section 14.02 Limitations on Amendments.......................................36
Section 14.03 Amendments on Admission or Withdrawal of Partners...............36
Section 14.04 Amendments Without Consent of Limited Partners..................37
Section 14.05 Filing of Amendments............................................38

General Provisions                                                            38
------------------

Section 15.01 Indemnification of General Partner..............................38
Section 15.02 Burden and Benefit..............................................38
Section 15.03 Applicable Law...................... ...........................38
Section 15.04 Method of Giving Consent........................................38
Section 15.05 Descriptive Headings................. ..........................39
Section 15.06 Counterparts....................................................39
Section 15.07 Severability of Provisions............ .........................39
Section 15.08 Partition.......................................................39
Section 15.09 Notices.........................................................39
Section 15.10 Time............................................................39
Section 15.11 Force Majeure...................................................39
Section 15.12 Unit Certificates...............................................40
Section 15.13 Entire Agreement................................................41

TABLE OF CONTENTS
-----------------


Exhibit A - Form of Certificate of Ownership of Regular Limited
            Partnership Interest
Exhibit B - Form of Certificate of Ownership of Special Limited
            Partnership Interest
Exhibit C - Form of Certificate of Ownership of General Partnership
            Interest

                    FIRST AMENDED AND RESTATED AGREEMENT OF
                             LIMITED PARTNERSHIP OF
                  ZOND WINDSYSTEM PARTNERS, LTD. SERIES 85-B,
                        A CALIFORNIA LIMITED PARTNERSHIP
                        --------------------------------

          THIS FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP is entered into among Zond Windsystems Management Corporation IV, a California corporation, (the "General Partner"), Craig A. Anderson, a Professional Corporation (the "Original Limited Partner"), and such other Persons who are admitted to the Partnership (as defined below) pursuant to Section 14.03 hereof.

     1.  Definitions
         -----------

         Section 1.01   Act
         ------------   ---

         "Act" means the California Revised Limited Partnership Act of the State of California as set forth in Chapter 3 of Title 2 of the California Corporations Code, Sections 15611-15723. The term "Act" shall also include all revisions, amendments and regulatory interpretations of those provisions.

         Section 1.02   Affiliate
         ------------   ---------

         "Affiliate" means (a) any Person directly or indirectly controlling, controlled by or under common control with another Person, (b) any Person owning or controlling 10% or more of the outstanding voting securities of such other Person, (c) any officer, director or partner of such Person and (d) if such other Person is an officer, director or partner, any entity for which such Person acts in any such capacity.

         Section 1.03   Agreement
         ------------   ---------

         "Agreement" means this First Amended and Restated Agreement of Limited Partnership as originally executed and as amended from time to time. Words such as "herein," "hereinafter," "hereof," "hereto" and "hereunder," when used in this Agreement, refer to this Agreement as a whole, unless the context otherwise requires.

         Section 1.04   Available Cash
         ------------   --------------

         "Available Cash" means the sum arrived at by deducting from the total annual gross cash receipts of the Partnership derived from all sources the annual "Costs" of the Partnership. Such Costs, for the purposes herein, shall mean all operating cash disbursements attributable to the Partnership including, without limitation, operating and maintenance expenses, easement payments, personal property taxes, management fees, Infrastructural Facilities operating costs, salaries, utilities, ordinary repair and maintenance, accounting, computer time-sharing, statistical or bookkeeping service and computing or accounting equipment use, travel by Partnership employees, accounting, tax preparation, legal, telephone expenses and payments of principal and interest on loans to the Partnership. There shall be included in Costs with respect to the Partnership the direct out-of-pocket expenses (including without limitation general overhead and administrative charges reasonably allocated to Partnership affairs by the General Partner or its Affiliates) which are incurred by the General Partner or Affiliates (including payments to salaried employees and payment for services and supplies) in performing bookkeeping, accounting, tax preparation and legal services for the Partnership necessary for the operation of the Partnership and its business, which services, but for their performance by the General Partner or any such Affiliate, would be required to be performed for the Partnership by another Person, provided that the expenses so included in Costs shall not exceed the amount the Partnership would be required to pay to non-Affiliated Persons for comparable services which could reasonably be made available to the Partnership. "Costs" do not include depreciation, cost recovery, amortization and depletion deductions.

         Section 1.05   Capital Account
         ------------   ---------------

         "Capital Account" has the meaning set forth in Section 7.01 hereof.

         Section 1.06   Capital Contribution
         ------------   --------------------

         "Capital Contribution" means the amount of money contributed to the capital of the Partnership by a Partner from time to time pursuant to Article 4 hereof and does not include any payments to any Person other than the Partner-ship pursuant to an Investor Note or in connection with obtaining a loan represented by an Investor Note (such as, for example, fees, costs, and bonding premiums).

         Section 1.07   Code
         ------------   ----

         "Code" means the Internal Revenue Code of 1954, as amended or any corresponding provision or provisions of succeeding law).

         Section 1.08   Costs
         ------------   -----

     "Costs" mean those items designated as such in the definition of Available Cash.

         Section 1.09   Distributable cash
         ------------   ------------------

         "Distributable Cash" means, with respect to any taxable year or other period, Available Cash less amounts set aside from Available Cash for the restoration or creation of Reserves.

         Section 1.10   "DWFSI"
         ------------   -------

         "DWFSI" means Dean Witter Financial Services Inc. or another affiliate of the Placement Agent, which has arranged a credit facility for those investors wishing to finance a portion of the purchase price of their Regular Unit(s).

         Section 1.11   General Partner
         ------------   ---------------

         "General Partner" means the Person designated as such in the initial paragraph of this Agreement and any successor or successors in interest, and any Person admitted as an additional or successor General Partner, in their capacity as General Partner.

         Section 1.12   Infrastructural Facilities
         ------------   --------------------------

         "Infrastructural Facilities" means the infrastructural improvements to be constructed at the Operating Site by ZCC III and utilized by the Partnership in connection with its operation of the Windsystem. Such Infrastructural Facilities shall include (i) items directly owned by the Partnership, such as the concrete pads to which each Turbine owned by the Partnership is affixed, the insulated wire cables connecting each such Turbine to the intermediate step-up transformer, certain of such intermediate step-up transformers, and the insulated wire cables connecting the intermediate step-up transformers to the 30MW power substation, a 30MW power substation; (ii) certain items to be owned by Zond and made available to the Partnership pursuant to the terms of the Power Transfer Facilities Agreement, such as the 66KV power transfer line and the equipment interconnecting the 66KV power transfer line to the power grid owned by Southern California Edison Company; and (iii) certain items, such as roads, which shall be owned by ZCC III and made available to the Partnership pursuant to the terms of the Wind Park Easement Agreement.

         Section 1.13   Investor Notes
         ------------   --------------

         "Investor Notes" shall mean the recourse investor notes representing loans by DWFSI made to investors who wish to finance their purchase of Units and secured by, among other things, the financed Units.

         Section 1.14   Limited Partners
         ------------   ----------------

         "Limited Partners" means the Original Limited Partner and such other Persons who are admitted to the Partnership as additional Limited Partners (whether as Regular Limited Partners or as Special Limited Partners) or Substituted Limited Partners pursuant to Article 11 or Article 14 hereof, respectively. Reference to a "Limited Partner" means any one of the Limited Partners.

         Section 1.15   Majority-in-Interest of the Limited Partners
         ------------   --------------------------------------------

         "Majority-in-Interest of the Limited Partners means the holders of a majority of the Units.

         Section 1.16   Memorandum
         ------------   ----------

         "Memorandum" means the Confidential Private Placement Memorandum dated September 9, 1985 relating to the Partnership.

         Section 1.17   Operating Site
         ------------   --------------

         "Operating Site" means the real property to which the Partnership holds easement rights under the Wind Park Easement Agreement.

         Section 1.18   Original Limited Partner
         ------------   ------------------------

         "Original Limited Partner" means the Person designated as such in the initial paragraph of this Agreement.

         Section 1.19   Partners
         ------------   --------

         "Partners" means the General Partners and the Limited Partners. Reference to a "Partner" means any one of the Partners.

         Section 1.20   Partnership
         ------------   -----------

         "Partnership" means the partnership formed pursuant to this Agreement.

         Section 1.21   Person
         ------------   ------

         "Person" means any individual, partnership, corporation trust or other entity.

         Section 1.22   Power Agreement
         ------------   ---------------

         "Power Agreement" shall mean the power purchase agreement between SCE and Zond which was assigned by Zond to the Partnership for a 20-year period pursuant to the Assignment of Power Purchase Contracts.

         Section 1.23   Profits and Losses
         -----------    ------------------

         "Profits" and "Losses," as the case may be, for any taxable year or other period shall be an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

              (i) All gains specially allocated pursuant to Section 7.03(c hereof shall not be taken into account;

              (ii) Any income of the Partnership that is exempt from Federal income tax and is not otherwise taken into account in computing Profits or Losses pursuant to this Section shall be added to such taxable income or loss;

              (iii) Any expenditures or other items of the Partnership not deductible in computing taxable income or loss, not properly chargeable to capital account for Federal income tax purposes and not described in any other subsection of this Section shall be subtracted from such taxable income or loss; and

              (iv) Any gain or loss which would have been realized by the Partnership on the sale of assets distributed in kind to Partners pursuant to
Section 13.03 hereof, determined with reference to the fair market value and the adjusted tax basis of such property for Federal income tax purposes immediately prior to such distribution, shall be added to or subtracted from, respectively, such taxable income or loss.

         Section 1.24   Property
         ------------   --------

         "Property" means any and all property, assets or rights acquired by the Partnership in the conduct of its business in accordance with the terms of the Agreement.

         Section 1.25   Regular Distribution Date
         ------------   -------------------------

         "Regular Distribution Date" means the date of the distribution of Distributable Cash which first causes the aggregate amount of distributions to the Regular Limited Partners pursuant to Section 6.01(a) hereof to equal the product of the number of outstanding Regular Units and $8,333.

         Section 1.26   Regular Limited Partner
         ------------   -----------------------

         "Regular Limited Partner" means a Person who purchases a Regular Unit and is admitted to the Partnership as a Limited Partner pursuant to Article 14 hereof.

         Section 1.27   Regular Unit
         ------------   ------------

         "Regular Unit" means an interest in the Partnership representing Capital Contributions totaling $25,000, paid by a Regular Limited Partner pursuant to Article 4 hereof, which is entitled to the distributions and allocations provided for with respect to Regular Limited Partners as set forth in Article 6 and Article 7, respectively, hereof.

         Section 1.28   Reserves
         ------------   --------

         "Reserves" means payments made or amounts allocated during any period to reserves which shall be maintained in amounts deemed sufficient by the General Partner, in its sole discretion, for working capital, to pay taxes, insurance, debt service, repairs, for replacements, capital improvements or renewals or other costs and expenses incident to the business of the Partnership, or as may otherwise be required to be maintained as reserves pursuant to any agreement to which the Partnership is a party. Upon the completion of the offering of Units as provided for in the Memorandum, the General Partner shall allocate from the initial Capital Contribution of the General Partner and from proceeds of the sale of Units sufficient cash to create a cash reserve account with an initial deposit equal to the product of (i) the number of Turbines purchased by the Partnership under the Windsystem Construction Agreement and (ii) $6,325.

         Section 1.29   Special Distribution Date
         ------------   -------------------------

         "Special Distribution Date" means the date of the distribution of Distributable Cash which first causes the aggregate amount of distributions to the Special Limited Partners pursuant to Sections 6.01(a) and 6.01(b) hereof to equal $4,700,000.

         Section 1.30   Special Limited Partner
         ------------   -----------------------

         "Special Limited Partner" means a Person who purchases a Special Unit and is admitted to the Partnership as a Limited Partner pursuant to Article 14 hereof.

         Section 1.31   Special Unit
         ------------   ------------

         "Special Unit" means an interest in the Partnership representing Capital Contributions totalling $25,000 paid by a Special Limited Partner pursuant to Article 4 hereof, which is entitled to the distributions and allocations provided for with respect to Special Limited Partners as set forth in Article 6 and Article 7, respective, hereof.

         Section 1.32   Subscription Agreement
         ------------   ----------------------

         "Subscription Agreement" means the subscription agreement substantially in the form included in the Subscription Booklet for Limited Partners, executed by each Person in connection with his purchase of Units.

         Section 1.33   Substituted Limited Partner
         ------------   ---------------------------

         "Substituted Limited Partner" means any Person admitted to the Partnership either as a Regular Limited Partner or as a Special Limited Partner pursuant to the provisions of Article 11 hereof.

         Section 1.34   Treasury Regulations
         ------------   --------------------

         "Treasury Regulations" means the Income Tax Regulations promulgated under the Code (or any successor provisions thereof).

         Section 1.35   Turbines
         ------------   --------

         "Turbines" means the minimum number of 100 and the maximum number of 240 Vestas Model V17 wind turbine generator, each having a rated capacity of 100KW, and each being equipped with two generators, a controller and a supporting steel lattice tower, which are being purchased by the Partnership from ZCC III pursuant to the Windsystem Construction Agreement.

         Section 1.36   Unit
         ------------   ----

         "Unit" means an interest in the Partnership representing Capital Contributions totaling $25,000 paid by a Limited Partner pursuant to Article 4 hereof.

         Section 1.37   Unit Holder
         ------------   -----------

         "Unit Holder" means the Original Limited Partner, every Limited Partner who holds Units and any Person who holds Units as the assignee or successor in interest, directly or indirectly, of a Limited Partner.

         Section 1.38   Wind Park Easement Agreement
         ------------   ----------------------------

         "Wind Park Easement Agreement" means the agreement between the Partnership and ZCC III granting the Partnership an undivided, nonexclusive easement to the Operating Site for the purpose of owning, operating and maintaining Turbines and for the purpose of utilizing, operating and maintaining the Infrastructural Facilities.

         Section 1.39   Windsystem
         ------------   ----------

         "Windsystem" means Turbines and their supporting Infrastructural Facilities.

         Section 1.40   Windsystem Construction Agreement
         ------------   ---------------------------------

         "Windsystem Construction Agreement" means the Windsystem Construction Agreement between ZCC III and the Partnership.

         Section 1.41   Windsystem Management Agreement
         ------------   -------------------------------

         "Windsystem Management Agreement" means the Windsystem Management Agreement between the Partnership and Zond.

         Section 1.42   ZCC III
         ------------   -------

         "ZCC III" means Zond Construction Corporation III, a California corporation and a wholly owned subsidiary of Zond.

         Section 1.43
         ------------

         "Zond" means Zond Systems, Inc., a California corporation.

     2.  Formation of the Partnership

         Section 2.01   Formation
         ------------   ---------

         The Partnership was formed at the time of the filing of the Certificate of Limited Partnership in the office of the California Secretary of State, which Certificate was filed on August ___, 1985.

         Section 2.02
         ------------

         The name of the Partnership is Zond Windsystem Partners, Ltd. Series 85-B, a California Limited Partnership.

         Section 2.03   Recording of the Certificate
         ------------   ----------------------------

         Upon the execution of this Agreement, the General Partner shall file an Amended Certificate of Limited Partnership pursuant to Section 15621 of the Act, and shall record such Certificate as permitted by the Act. The General Partner shall thereafter take all other necessary actions (if any) required by law to perfect and maintain the Partnership as a limited partnership under the laws of the State of California.

         Section 2.04   Principal Place of Business
         ------------   ---------------------------

         The principal place of business of the Partnership shall be at 112 South Curry Street, Tehachapi, California 93561, or at such other location as may be determined by the General Partner, upon written notice to the Limited Partners.

         Section 2.05   Name and Place of Residence of Each Partner
         ------------   -------------------------------------------

         The names and addresses of the General Partner and the Original Limited Partner is as set forth on the signature page hereof.

         Section 2.06   Term
         ------------   ----

         The Partnership will commence at the time of the filing of the Certificate of Limited Partnership with the California Secretary of State. The term of the Partnership shall continue until the close of Partnership business on December 31, 2005 unless earlier terminated in accordance with the provisions of this Agreement.

         Section 2.07   Tax Shelter Registration Number
         ------------   -------------------------------

         On behalf of the Partnership, the General Partner will apply to the Internal Revenue Service for a tax shelter registration number. The number will be furnished to each of the Limited Partners when it is received. Each Limited Partner must report this registration number to the Internal Revenue Service if any deduction, loss, credit or other tax benefit is claimed, or any income is reported, by reason of such Limited Partner's investment in the Partnership.

     3.  Business Purpose and Authority of the Partnership
         -------------------------------------------------

         Section 3.01   Business and Purpose of the Partnership
         ------------   ---------------------------------------

         The business and purposes of the Partnership are to engage (i) in the purchase, operation and management of the Turbines, and the sale of electricity produced by the Turbines; (ii) in the purchase of certain of, and the operation and utilization of all of, certain Infrastructural Facilities; and (iii) in any and all general business activities related or incidental to any of the foregoing. The Partnership shall not engage in any other business without the prior consent of all Partners.

         Section 3.02   Authority of the Partnership
         ------------   ----------------------------

         In order to carry out its purposes and not in limitation thereof, the Partnership is empowered and authorized to do any and all acts and things necessary, appropriate, proper, advisable, incidental or convenient to the furtherance and accomplishment of its purposes, and for the protection and benefit of the Partnership, including, but not limited to, the following:

              (a) To acquire and operate the Turbines and the Infrastructural Facilities purchased by it and to utilize the Infrastructural Facilities owned by others;

              (b) To improve the Turbines and the Infrastructural Facilities;

              (c) To enter into, perform and carry out contracts of any kind necessary to, or in connection with or incidental to, the ownership, management and operation of the Windsystem, including the employment of others to operate and maintain the Windsystem; and

              (d) To mortgage, sell, transfer, exchange or otherwise convey or encumber the Partnership's interest in the Turbines and the Infrastructural Facilities owned by it (either alone or jointly with others), in furtherance of any and all of the objectives of the Partnership.

     4.  Capital Contributions
         ---------------------

         Section 4.01   Capital Contribution of General Partner
         ------------   ---------------------------------------

         The General Partner shall make a Capital Contribution, in its capacity as General Partner, equal to the sum of $35,040 and the product of $25,000 and two-ninety-ninths (2/99) of the total number of Units purchased by Limited Partners from time to time.

         Section 4.02   Capital Contributions of Limited Partners
         ------------   -----------------------------------------

              (a) The General Partner shall have the sole and absolute right to admit to the Partnership, as Limited Partners, such qualified Persons as it deems advisable in accordance with Section 14.03(a). Each Person purchasing Regular Units in the Partnership as a Regular Limited Partner shall deliver to the Partnership a duly executed Subscription Agreement, together with payment to the Partnership of $25,000 cash per Regular Unit purchased, provided that $17,000 in cash per Regular Unit may be provided from the proceeds of an Investor Note of a Person acceptable to DWFSI in the form provided with the Subscription Agreement with the balance of $8,000 in cash. A Regular Limited Partner in default under his Investor Note shall be subject to Section 11.06. Each person purchasing Special Units in the Partnership as a Special Limited Partner shall deliver to the Partnership a duly executed Subscription Agreement, together with payment to the Partnership of $25,000 cash per Unit purchased.

              (b) The Original Limited Partner shall purchase 0.01 Unit on the same basis as other Limited Partners and shall reduce the portion initially paid in cash upon purchase by the amount of cash he previously contributed to the Partnership.

              (c) No Limited Partner shall be liable for any of the debts and obligations of the Partnership or to make any contributions or payments to the Partnership in excess of the amount required pursuant to this Section 4.02 except as otherwise required by the Act.

         Section 4.03   Use of Capital Contributions
         ------------   ----------------------------

         The aggregate of the Capital Contributions shall be used to carry out the purposes of the Partnership.

         Section 4.04   Interest on Capital Contributions
         ------------   ---------------------------------

         No Partner shall receive any interest on any Capital Contribution

     5.  General Partner's and Affiliates' Compensation and Reimbursements
         -----------------------------------------------------------------

         Section 5.01   Compensation
         ------------   ------------

         Except as otherwise set forth herein or in the Memorandum, the General Partner and Affiliates thereof shall not receive fees or other compensation, directly or indirectly, from the Partnership.

         Section 5.02   Reimbursement
         ------------   -------------

         The Partnership shall reimburse the General Partner and its Affiliates for all Costs properly incurred by them on behalf of the Partnership; provided, however, that the General Partner shall not be reimbursed for more than $275,000 of legal, accounting and organizational expenses, which $275,000 includes up to $125,000 payable to Dean Witter Reynolds Inc. as reimbursement for its expenses incurred in connection with the offer and sale of Units.

     6.  Distributions to Partners
         -------------------------

         Section 6.01   Distributable Cash
         ------------   ------------------

         The General Partner shall determine when and to what extent Distributable Cash is available. In making such determination, the General Partner shall estimate the Partnership's revenue to be received during the current year (or such other relevant period) and the ensuing year (or such other relevant period) and the Partnership's cash requirements for such periods. In estimating cash requirements, the General Partner shall take into account all prospective Costs, as well as indebtedness of the Partnership during the period, and shall establish adequate Reserves for indebtedness maturing thereafter and for any of the aforementioned Costs expected to be incurred in subsequent periods. The General Partner's determination of Distributable Cash shall be conclusive and binding upon all Partners. Except as provided in Section 13.03 hereof, Distributable Cash, if any, for each taxable year or other period shall be distributed as follows:

              (a) Each distribution made before April 1, 1996 with respect to Distributable Cash for a taxable year or other period ending before January 1, 1996, and each distribution made on or after April 1, 1996 to the extent the sum of (i) 98% of the amount of such distribution and (ii) the aggregate amount of all prior distributions to the Regular Limited Partners pursuant to this Section 6.01(a) does not exceed the product of the number of outstanding Regular Units and $8,333, shall be made 98% to the Regular Limited Partners in proportion to their Regular Units on the date of the distribution, 1% to the Special Limited Partners in proportion to their Special Units on the date of the distribution and 1% to the General Partner;

              (b) Each distribution, if any, which is made (i) on or after April 1, 1996, (ii) after at least an amount equal to the product of the number of outstanding Regular Units and $8,333 has been distributed to the Regular Limited

Partners on a cumulative basis pursuant to Section 6.01(a) hereof and (iii) before at least $4,700,000 has been distributed to the Special Limited Partners on a cumulative basis pursuant to Sections 6.01(a) and 6.01(b) hereof shall be made 70% to the Regular Limited Partners in proportion to their Regular Units on the date of the distribution, 6.55% to the Special Limited Partners in proportion to their Special Units on the date of the distribution and 23.45% to the General Partner; and

              (c) Each distribution, if any, which is made (i) on or after April 1, 1996, (ii) after at least an amount equal to the product of the number of outstanding Regular Units and $8,333 has been distributed to the Regular Limited Partners on a cumulative basis pursuant to Section 6.01(a) hereof and (iii) after at least $4,700,000 has been distributed to the Special Limited Partners on a cumulative basis pursuant to Sections 6.01(a) and 6.01(b) hereof shall be made 70% to the Regular Limited Partners in proportion to their Regular Units on the date of the distribution, 5% to the Special Limited Partners in proportion to their Special Units on the date of the distribution and 25% to the General Partner.

         Section 6.02   Amounts Withheld
         ------------   ----------------

         All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment or distribution to the Partnership or the Partners shall be treated as amounts distributed to the Partners pursuant to this Article 6 for all purposes under this Agreement. The General Partner shall have sole and absolute discretion to allocate any such amounts among the Partners, provided that any allocation shall be in accordance with applicable law.

     7.  Allocations to Partners
         -----------------------

         Section 7.01   Capital Accounts
         ------------   ----------------

         A Capital Account shall be maintained for each Partner. To each Capital Account there shall be credited (i) the Partner's aggregate Capital Contribution and (ii) the Partner's distributive share of Profits and gains allocated pursuant to Section 7.03(c) hereof, and from each Capital Account there shall be debited (i) the cash and the net fair market value of property distributed to the Partner pursuant to Section 13.03(e) hereof, (ii) the cash distributed to the Partner pursuant to Article 6 hereof, and (iii) the Partner's distributive share of Losses. In the event all or any portion of an interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest, provided, however, that if the transfer of a Partnership interest causes a termination of the Partnership pursuant to Code Section 708(b)(1)(B), the Capital Accounts of all Partners, including the transferee, shall be redetermined as of the date of such termination. In such event, each Partner's Capital Account shall be equal to the net fair market value of his Partnership interest as of such date. Subsequent to such redetermination, allocations of income, gain, loss and deduction with respect to assets held by the Partnership on the date of such determination shall be governed by the principles set forth in Code Section 704(c).

         Section 7.02   Allocations of Profits and Losses
         ------------   ---------------------------------

         Subject to Section 7.03(a) hereof, Profits and Losses for any taxable year or other period shall be allocated as follows:

              (a) For any taxable year or other period beginning before the later of the Regular Distribution Date or January 1, 1996, 98% to the Regular Limited Partners in proportion to their Regular Units, 1% to the Special Limited Partners in proportion to their Special Units and 1% to the General Partner;

              (b) For any taxable year or other period beginning (i) on or after the later of the Regular Distribution Date or January 1, 1996 and (ii) before the Special Distribution Date, 70% to the Regular Limited Partners in proportion to their Regular Units, 6.55% to the Special Limited Partners in proportion to their Special Units and 23.45% to the General Partner; and

              (c) For any taxable year or other period beginning on or after the latest of the Regular Distribution Date, the Special Distribution Date or January 1, 1996, 70% to the Regular Limited Partners in proportion to their Regular Units, 5% to the Special Limited Partners in proportion to their Special Units and 25% to the General Partner.

         Section 7.03   Special Allocations
         ------------   -------------------

              (a) Notwithstanding Section 7.02 hereof, in the event the Regular Distribution Date and/or the Special Distribution Date occur after January 1 and on or before October 1 in any taxable year, the allocations of Profits or Losses for such taxable year shall be determined separately for each calendar quarter thereof, as though each such calendar quarter were a separate taxable period for purposes of this Agreement.

              (b) All determinations of Profits or Losses for any period or periods within a taxable year pursuant to Section 7.03(a) hereof shall be made by the General Partner, in its sole and absolute discretion, on the basis of any method selected by the General Partner and permitted by the Code.

              (c) Gains for any taxable year or other period arising from the liquidation of the assets of the Partnership shall be allocated in the following order and priority:

                 (i) First, to the extent such gains do not exceed the sum of the negative Capital Account balances, if any, of all Partners, if any, whose balances are negative (after taking into account all other allocations under this Agreement for, and all contributions and all distributions pursuant to Section 6.01 hereof during, such taxable year or period), such gains shall be allocated to such Partners in proportion to such negative balances, until all such balances have been restored to zero; and

                 (ii) The balance, if any, shall be allocated in such manner as shall, as nearly as possible, cause the total allocations of gains pursuant to
Section 7.03(c)(i) hereof and this Section 7.03(c)(ii) for all taxable years or other periods to be in the proportions provided in Section 7.02(a) hereof if Profits or Losses for the taxable year or other period for which the allocation is being made are allocated pursuant to Section 7.02(a) hereof, and in the proportions provided in Section 7.02(c) hereof otherwise.

For purposes of this Section 7.03(c), gains shall include any gains which would have been realized by the Partnership on the sale of assets distributed in kind to Partners pursuant to Section 13.03 hereof, determined with reference to the fair market value and the adjusted tax basis of such property for Federal income tax purposes immediately prior to such distribution.

              (d) The Partners are aware of the economic and income tax consequences of the allocations made by this Agreement and hereby agree to be bound by the provisions of this Agreement in reporting their shares of Partnership income and loss for income tax purposes.

         Section 7.04   Allocations of Tax Credits
         ------------   --------------------------

         All California solar energy tax credits shall be allocated 1% to the General Partner, 24.75% to Standard Brands Paint Company, 73.25% to Security Pacific National Bank and 1% to Security Pacific Leasing Corporation. All Federal tax credits and all other California tax credits shall be allocated among the Partners in the proportions provided in Section 7.02 for the taxable year or other period to which such credits relate. Any recapture of any tax credit other than by reason of a reduction in any Partner's proportionate interest in Partnership Profits shall be allocated among the Partners in the same proportions as the tax credit being recaptured was allocated.

         Section 7.05   Other Allocations
         ------------   -----------------

         Except as otherwise provided in this Agreement, all items of Partnership income, gain, loss, deduction and any other allocations not otherwise provided for in this Agreement shall be allocated among the Partners in the same proportions as they share Profits or Losses, as the case may be, for the period to which the allocation relates.

         Section 7.06   Distributions and Allocations in Respect
         ------------   ----------------------------------------
                        to Transferred Units
                        --------------------

         If any Unit is transferred during any accounting period, Profits and Losses and all other items attributable to such Unit for such period shall be divided and allocated between the transferor and transferee by taking into account their varying interests during such period in accordance with Code
Section 706(d), utilizing any conventions permitted by law and selected by the General Partner in its sole and absolute discretion. All distributions on or before the date of the transfer of such Unit in compliance with Article 11 hereof shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Partnership shall recognize the transfer of such Unit not later than the end of the calendar month during which it receives written notice of such transfer, provided that if the Partnership does not receive written notice stating the date such Unit was transferred and such other information as the General Partner may reasonably require within 30 days after the end of the accounting period during which the transfer occurs, then all of such items shall be allocated, and all distributions shall be made, to the Person who, according to the books and records of the Partnership, on the last day of the accounting period during which the transfer occurs, was the owner of the transferred Unit. The General Partner and the Partnership shall incur no liability for making allocations and distributions in accordance with the provisions of this Section, whether or not the General Partner or the Partnership has knowledge of any transfer of ownership of any Unit.

         Section 7.07   No Repayment Obligation
         ------------   -----------------------

         Except as provided herein, no Partner shall have a duty to repay to the Partnership or to any Partner any portion or all of any negative Capital Account balance, and each Partner waives any right he may have, if any, against any other Partner in connection therewith.

     8. Management and Operation of Business
        ------------------------------------

         Section 8.01   Management Authority of the General Partner
         ------------   -------------------------------------------

              (a) Management of Business. Subject to the consent of the Limited
                  ----------------------
Partners where required by this Agreement, the General Partners, within the authority granted to them under this Agreement, shall have the exclusive right to manage the business of the Partnership and are hereby authorized to take any action of any kind and to do anything and everything they deem necessary in accordance with the provisions of this Agreement.

              (b) Operative Agreements. The Partnership has entered into (i) the
                  --------------------
Wind Park Easement Agreement with ZCC III pursuant to which the Partnership will secure a nonexclusive easement to the Operating Site sufficient for the purposes which are necessary to accommodate the installation and operation of its Windsystem; (ii) the Windsystem Construction Agreement with ZCC III pursuant to which the Turbines and certain Infrastructural Facilities will be constructed for the benefit of, and be sold to, the Partnership; (iii) a Power Transfer Facilities Agreement pursuant to which Zond will make available to the Partnership the 66KV power transfer line and certain related equipment necessary to interconnect the 30MW power substation to the SCE power grid; and (iv) the Windsystem Management Agreement with Zond pursuant to which the Turbines and all Infrastructural Facilities other than the roads on the Operating Site will be operated and managed by Zond for the benefit of the Partnership. Each Limited Partner, through the execution of this Agreement, ratifies and approves each of these agreements, any promissory note issued by the Partnership pursuant to the Windsystem Construction Agreement in partial payment for Turbines purchased by the Partnership, and any security agreements and other documents or instruments relating thereto.

              (c) Authority of the General Partner. The General Partner shall
                  --------------------------------
control, conduct and manage the day-to-day operations of the Partnership business and shall devote such time to the Partnership as may be necessary for the proper performance of the General Partner's duties hereunder, but the General Partner shall not be expected to devote full time to the performance of such duties. Persons dealing with the Partnership are entitled to rely exclusively on the power and authority of the General Partner as set forth in this Agreement. The General Partner shall have and may exercise on behalf of the Partnership all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the business and objectives of the Partnership. These powers shall include, without limitation, the following:

                 (i) To acquire Property for the Partnership and to execute such notes, mortgages, deeds of trust and other security instruments and other agreements or instruments that may be required to acquire title to Property;

                 (ii) To spend the capital and income of the Partnership in the exercise of any rights or powers possessed by the General Partner hereunder;

                 (iii) To purchase, hold, operate and manage Property and to enter into and perform agreements with others with respect to any such activities, which agreements may contain such terms, provisions and conditions as the General Partner in its reasonable judgment shall approve;

                 (iv) To purchase, at the expense of the Partnership, contracts of liability, casualty and other insurance, including liability insurance similar to that offered to officers and directors of corporations, which the General Partner deem advisable, appropriate or convenient for the protection of Property or affairs of the Partnership or for any other purpose convenient or beneficial to the Partnership;

                 (v) To borrow money and, if security is required therefor, mortgage or subject to any other security device any portion of the Property, and to prepay, in whole or in part, refinance, increase, modify, consolidate or extend any mortgage or other security device, all of the foregoing and any expenses incurred to obtain same shall be expenses of the Partnership and at such terms and in such amounts as the General Partner deems, in its absolute discretion, to be in the best interests of the Partnership;

                 (vi   To enter into contracts for Partnership purposes;

                 (vii) To sell or exchange Property, and to execute and deliver all deeds, bills of sale, or other documents conveying title subject to the restrictions set forth in Section 8.03;

                 (viii) To retain independent public accountants for the benefit of the Partnership;

                 (ix) To employ attorneys (who may also serve as counsel to the General Partner or any Partner) to represent the Partnership;

                 (x) To cause the Partnership to make or revoke the elections referred to in Section 12.05 hereof;

                 (xi) To enter into agreements and engage in the transactions described in the Memorandum, including, but not limited to, the Wind Park Easement Agreement, the Windsystem Construction Agreement, the Power Transfer Facilities Agreement, the Windsystem Management Agreement and the Purchase Note and Security Agreement and similar agreements relating to the ownership, management and operation of the Windsystem, all of which each Limited Partner hereby ratifies, confirms and approves;

                 (xii) To appoint an additional or successor agent to Zond with respect to the operation, maintenance or repair of the Turbines or the Infrastructural Facilities, subject to the Windsystem Management Agreement and the prior approval of SCE given in accordance with the provisions of Section
4.1.1 of the Power Agreement;

                 (xiii To enter into agreements with Affiliates

                 (xiv) To admit Limited Partners into the Partnership in the manner provided by Section 14.03(a) of this Agreement and in the Memorandum, such action to require the execution by the General Partner of the signature page of the Subscription Agreement.

         Section 8.02   Obligations of the General Partner
         ------------   ----------------------------------

              (a) The General Partner shall have a fiduciary responsibility for the safekeeping and use of all the funds and assets of the Partnership, whether or not in their immediate possession or control.

              (b) The General Partner shall devote such time to the performance of services for the benefit of the Partnership and the Partners as may be necessary;

              (c) The General Partner shall file and publish all certificates, statements or other instruments required by law for formation, qualification and operation of the Partnership and for the conduct of its business in all appropriate jurisdictions; and

              (d) The General Partner shall cause the Partnership to be protected by adequate public liability, property damage, business interruption and other insurance appropriate to the business of the Partnership.

         Section 8.03   Restrictions on Authority of the General Partner
         ------------   ------------------------------------------------

         Notwithstanding any other provision of this Agreement, the General Partner shall have all the rights and powers and be subject to all the restrictions and liabilities of partners in a partnership without limited partners, except that, without the written consent or ratification of the specific act by all Limited Partners, the General Partner shall have no authority to:

                  i)    Do any act in contravention of this Agreement;

                 (ii) Do any act which would make it impossible to carry on the ordinary business of the Partnership;

                 (iii   Confess a judgment against the Partnership

                 (iv) Possess Property or assign rights in specific Property for other than a Partnership purpose;

                 (v) Admit a Person as an additional or substitute General Partner except as otherwise provided in this Agreement;

                 (vi) Commingle funds of the Partnership with funds of any other Person or entity;

                 (vii) Amend the Agreement, except as provided in Article 14 hereof; or

                 (viii) Do any act which would jeopardize the Windsystem's status as a "qualifying small power production facility" as defined in the Public Utility Regulatory Policies Act of 1978.

         Section 8.04   Purchase and Sale of Interests
         ------------   ------------------------------

         The General Partner and its Affiliates may, at any time, acquire and resell Units from time to time on their own behalf.

         Section 8.05   Execution of Certificates
         ------------   -------------------------

         The General Partner shall execute, acknowledge and file the Certificate of Limited Partnership referred to in Section 15621 of the Act in accordance with the provisions of such Section 15621, and shall execute, acknowledge and file any certificates required by Sections 15622 and 15623 of the Act, in accordance with the provisions of such Sections and of Section 15624 of the Act.

     9.  Rights and Obligations of Partners
         ----------------------------------

         Section 9.01   No Loans or Additional Contributions
         ------------   ------------------------------------

         A Partner shall be liable to make only the Capital Contributions required under Article 4 hereof. No Partner shall be required to contribute to the Partnership any other funds or to lend to the Partnership any funds whatsoever, provided that the Partnership and/or certain creditors of the Partnership to the extent required by law may recover from a Partner cash distributions deemed to be a return of capital to the Partner (together with interest thereon) if (i) such cash distributions were made after such creditor advanced credit or funds to the Partnership, or (ii) such creditor advanced credit or funds to the Partnership prior to the date an amendment to the Certificate of Limited Partnership is recorded reflecting such cash distribution as a reduction of capital of the Partner. Notwithstanding the foregoing, however, if necessary to pay expenses or obligations of the Partnership, the General Partner, one or more of its Affiliates, or one or more of the Limited Partners may lend or advance money to or for the benefit of the Partnership with the approval of and on such terms and conditions as may be established by the General Partner. Any such loans shall be segregated in a loans payable account and interest shall be payable on such loans at the prevailing rate then being charged for loans currently outstanding to the Partnership, or if there are no such loans, then for comparable loans by a New York clearing house bank selected by the General Partner, but in no event more than the maximum rate then permitted by applicable law. No such loan shall constitute additional capital or entitle the lending Partner to any rights other than as a creditor of the Partnership.

         Section 9.02   No Liability for Partnership Obligations
         ------------   ----------------------------------------

         No Unit Holder shall be liable for any of the debts, liabilities, contracts or any other obligations of the Partnership in excess of the sum of the amount required to be contributed or otherwise contributed to the capital of the Partnership by such Unit Holder pursuant to Article 4 hereof and his share of undistributed profits.

         Section 9.03   No Participation in Management
         ------------   ------------------------------

         No Limited Partner shall take any part in or interfere in any manner with the conduct or control of the business of the Partnership. No Limited Partner shall have any right or authority to act for or bind the Partnership.

         Section 9.04   No Right to Withdraw Capital Contributions
         ------------   ------------------------------------------

         No Partner shall have a right to withdraw any part of his Capital Contributions except upon dissolution or liquidation of the Partnership. If the occasion for the return of Capital Contributions should arise, no Partner shall have the right to receive property other than cash.

         Section 9.05   No Priorities Among Partners
         ------------   ----------------------------

         Except as otherwise set forth in this Agreement, no Partner shall have priority over any other Partner either as to the return of Capital Contributions or as to distributions.

         Section 9.06   Voting Rights
         ------------   -------------

         Each Partner shall be entitled to vote with respect to all matters set forth in Section 9.07 hereof. No Limited Partner shall have the right to vote on any matter not set forth in Section 9.07 hereof, except as provided in Section 8.03(b) hereof. The voting rights of the Partners shall be in proportion to the number of Units owned by each of them.

         Section 9.07   Matters Subject to Vote
         ------------   -----------------------

         (1) The approval of the holders of a majority of the Regular Units is required to:

              (a) Amend this Agreement, subject to the provisions of Section
14.02 hereof;

              (b) Dissolve the Partnership;

              (c) Remove a General Partner, subject to the provisions of Article 10 hereof, provided that removal of a sole General Partner shall not become effective until the election of a new General Partner;

              (d) Admit a new General Partner upon the removal, withdrawal, retirement, death, insanity, bankruptcy, insolvency or dissolution of a General Partner;

              (e) Approve the assignment, transfer, mortgage or sale of any portion of a General Partner's interest in the Partnership (other than with respect to an Affiliate);

              (f) Sell or transfer all or substantially all of the assets of the Partnership other than a sale or transfer of Partnership assets in the ordinary course of business.

         (2) Except as provided in subsection (3) below Special Limited Partners shall not be entitled to vote.

         (3)  Notwithstanding the provisions of subparagraphs (1) and (2) above,
(i) the affirmative vote of all of the Limited Partners shall be required to admit a General Partner or elect to continue the business of the Partnership after a General Partner ceases to be a General Partner other than by removal where there is no remaining or surviving General Partner; and (ii) the affirmative vote of a Majority-in-Interest of the Limited Partners shall be required to admit a General Partner in all circumstances other than (A) where a General Partner is removed and there is no remaining or surviving General Partner, or (B) under circumstances described in clause (i) of this subparagraph
(3), consistent with Section 15636 of the California Revised Limited Partnership Act.

         Section 9.08   Meetings of Partners
         ------------   --------------------

              (a) Meetings of the Partners may be called by the General Partner or, upon written request to the General Partner, by Regular Limited Partners holding more than ten percent of Regular Units, provided that the purpose(s) of the meeting relates to matters upon which this Agreement permits the Regular Limited Partners to vote.

              (b) Written notice of a meeting called by the General Partner shall be given to all Partners (either in person or by registered mail) not less than 10 nor more than 60 days before the date of the meeting. The notice shall state the place, date, and hour of the meeting and the general nature of the business to be transacted. The General Partner shall select the place, date, and hour of the meeting with regard to convenience to the participants.

              (c) After written request to the General Partner stating the purpose of the meeting from Persons authorized to call such a meeting, the General Partner shall provide all Partners written notice (either in person or by registered mail) of the meeting to be held at a time requested by the Person calling the meeting, not less than 10 nor more than 60 days after the receipt of the request. The notice shall state the place, date, and hour of the meeting and the general nature of the business to be transacted.

              (d) Any Partners' meeting, whether or not a quorum is present, may be adjourned from time to time by a vote of the General Partner or General Partners and the Regular Limited Partners which in the aggregate hold a majority in interest in the Partnership and which are present either in person or represented by proxy. If the meeting is adjourned to another time or place and if the announcement of the adjournment of time or place is made at the meeting to be adjourned, no notice of the adjourned meeting need be given.

              (e) The General Partner or the Regular Limited Partners requesting a meeting may fix in advance a date as the record date for determining the Regular Limited Partners entitled to vote at a meeting. The date shall be not more than 50 days nor less than 10 days before any such meeting.

              (f) Each Partner entitled to vote under this Agreement may authorize another Person or Persons to act for it in all matters regarding his Units including the waiver of notice, voting and participation in meetings. Each proxy must be in writing and signed by the Partner or his attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy is revocable, but a proxy is not revoked by the death or incapacity of the maker unless, before a vote is counted, written notice of such death or incapacity is received by the Partnership.

              (g) Regular Limited Partners holding a majority of Units represented in person or by proxy shall constitute a quorum for the transaction of business at any meeting of the Partners.

         Section 9.09   Other Activities
         ------------   ----------------

         Nothing contained herein shall prevent any Limited Partner or any officer, director or affiliate of the General Partner from engaging in any other business activities, including those which are competitive with those of the Partnership. No Limited Partner who participates in another venture will be obligated to offer an interest in that venture to any other Partner. The General Partner shall have no business other than as General Partner of the Partnership.

         Section 9.10   Special Power of Attorney
         ------------   -------------------------

              (a) Each Limited Partner, including any Substituted Limited Partner, by the execution of this Agreement or any counterpart, does hereby irrevocably constitute and appoint the General Partner, his true and lawful agent and attorney-in-fact with full power and authority in his name, place and stead, to make, execute, acknowledge, swear to, deliver, file and record such documents and instruments as may be necessary or appropriate to carry out the provisions of this Agreement, including but not limited to (a) the Certificate of Limited Partnership and all amendments thereto required or permitted by law or the provisions of this Agreement, (b) all certificates and other instruments deemed advisable by the General Partner to permit the Partnership to become or to continue as a Limited Partnership or Partnership wherein the Limited Partners have limited liability in the jurisdictions where the Partnership may be doing business, (c) all instruments that effect a change or modification of the Partnership in accordance with this Agreement, (d) all conveyances and other instruments deemed advisable by the General Partner to effect the dissolution and termination of the Partnership, (e) all fictitious or assumed name certificates required or permitted to be filed on behalf of the Partnership, and (f) all other instruments which may be required or permitted by law to be filed on behalf of the Partnership.

              (b) The foregoing Power of Attorney:

                 (i) Is coupled with an interest and shall be irrevocable and survive the death or incapacity of each Limited Partner;

                 (ii) May be exercised by the attorney-in-fact either by signing separately as attorney-in-fact for each Limited Partner or, after listing all of the Limited Partners executing an instrument, by a single signature of an attorney-in-fact for all of them;

                 (iii) Shall survive the delivery of an assignment by a Limited Partner of the whole or any portion of his interest in the Partnership; except that, where the assignee of the whole of such Limited Partner's Interest has been approved by the General Partner for admission to the Partnership as a Substituted Limited Partner, the power of attorney of the assignor shall survive the delivery of such assignment for the sole purpose of enabling the General Partner to execute, acknowledge and file any instrument necessary to effect such substitution.

              (c) Each Limited Partner agrees to execute and deliver to the General Partner within five (5) days after receipt of the General Partner's request therefor such further designations, power of attorney and other instruments as the General Partner in its sole discretion shall deem necessary or appropriate.

     10. Change in a General Partner and Transfer of a General
         -----------------------------------------------------
         Partner's Interest
         ------------------

         Section 10.01  Withdrawal of a General Partner
         -------------  -------------------------------

         A General Partner may withdraw from the Partnership at any time upon obtaining the opinion of counsel for the Partnership that such withdrawal will not jeopardize the Partnership's Federal tax status as a partnership. Upon the withdrawal of a General Partner, or upon the removal, death, insanity, dissolution, bankruptcy or other legal incapacity of a General Partner, its interest in the Partnership shall be purchased by the Partnership in accordance with the terms of Section 10.03 hereof. The addition or deletion of partners or shareholders, the reformation or reorganization of a General Partner shall not be deemed a withdrawal of the General Partner for purposes of this Section.

         Section 10.02 Removal of a General Partner; Right to
                       --------------------------------------
                       Remove and Method of Removal
                       ----------------------------

              (a) The Regular Limited Partners may remove a General Partner in the manner provided in Article 9 hereof. Following the removal of a General Partner, the Regular Limited Partners shall have the right to elect a new General Partner in the manner provided in Article 9 hereof.

              (b) Any General Partner may be removed at any time by the delivery to it of (i) a notice signed by a majority in interest of the Regular Limited Partners to that effect, (ii) written evidence reasonably satisfactory to such General Partner and its counsel that the Partnership has mailed to all its known creditors a notice to the effect that such General Partner is no longer a General Partner of the Partnership, (iii) written evidence reasonably satisfactory to such General Partner and its counsel that it, has been relieved from liability (if any) as an obligor (whether as principal or guarantor) of any obligation of the Partnership other than trade credit and other than with regard to any loan secured by Property which has an original term in excess of four years, and (iv) a document reasonably satisfactory in form and substance to such General Partner and its counsel to the effect that the Partnership (and the remaining General Partner(s), if any) indemnifies and agrees to defend and hold harmless such General Partner from and against any and all Partnership obligations incurred after the effective date of its removal. The removal shall be effective solely upon complete compliance with these four conditions.

               c An accounting shall be prepared by the Partnership's accountants at Partnership expense within 90 days following the removal of any General Partner. The accounting shall cover the transactions of the Partnership since the end of its prior taxable year.

         Section 10.03  Effect of Removal or Withdrawal
         -------------  -------------------------------

              (a) A withdrawal by a General Partner prior to the expiration of the term of the Partnership shall not constitute a breach of the Agreement.

              (b) Upon the withdrawal, removal, death, dissolution, insanity, bankruptcy or other legal incapacity of a General Partner, such General Partner or its estate or successor in interest ("RGP") shall automatically become a Substituted Limited Partner of the Partnership. As such, it shall enjoy after removal all rights of the Substituted Limited Partner.

              (c) The Partnership shall have the right, exercisable by written notice to the RGP at any time within 210 days after the effective date of its removal, to cause the fair market value of its entire interest in the Partnership (including any interest held as a Limited Partner) ("RGP Interest") to be determined in the manner set forth in paragraph (d) below. In addition, at any time within 30 days after such determination is finally made (whether through negotiation or by appraisal), the Partnership may elect by written notice to the RGP to cause the Partnership to purchase all or any of the RGP Interest at such value. If it so elects, the Partnership shall purchase the RGP interest for cash within 30 days after the election, against receipt from such RGP of appropriate and necessary documents of transfer covering the RGP Interest being conveyed.

              (d) If the Partnership elects to cause the fair market value of the RGP Interest to be determined, the Partnership and the RGP shall first attempt to negotiate the value. If they agree, the agreed value shall be the fair market value for purposes of this paragraph (d). If they are unable to agree within 30 days after such election, either party may cause the fair market value to be determined by appraisal by giving the other party written notice of such intent within 210 days after the effective date of removal. In such event, within 30 days after the sending of the notice each party shall choose an M.A.I. appraiser who is unrelated to and unaffiliated with the party choosing, and shall notify the other party of his choice. The two appraisers so chosen shall, within 15 days after the selection of the latter of them to be selected choose a third M.A.I. appraiser who is unrelated to and unaffiliated with either of the parties or the first two appraisers. If the two M.A.I. appraisers initially selected cannot agree on a third M.A.I. appraiser within 15 days, the third M.A.I. appraiser shall be appointed by the American Arbitration Association (Los Angeles, California, office) upon application of either M.A.I. appraiser. If a party does not within the time permitted choose an appraiser and notify the other party of his choice, the appraiser, if any, who was timely chosen shall alone determine the value of the RGP Interest. Once chosen, the appraisers shall promptly determine the fair market value of the RGP Interest as of the effective date of removal of the RGP and shall communicate their decision to the parties. The decision of two of the three appraisers shall be binding on the parties.

         Each party shall pay the fee of the appraiser selected by him and one-half the fee of the third appraiser.

         Section 10.04  Transfer of Interest
         -------------  --------------------

         No General Partner may assign, transfer, mortgage or sell any portion of its interest in the Partnership (other than to an Affiliate) without the consent of Unit Holders holding a majority of the Units in the Partnership.

         Section 10.05  Continuing Liability
         -------------  --------------------

         In the event that a General Partner withdraws from the Partnership or sells, transfers, or assigns its entire interest is removed or otherwise ceases to be a General Partner, the General Partner shall remain liable for all obligations and liabilities incurred by the Partnership prior to the effective date of such occurrence and shall be free of any obligation or liability on account of the activities of the Partnership from and after such time.

     11. Transfers of, and Restrictions on Transfers of, Interests
         ---------------------------------------------------------

         Section 11.01  Purchase for Investment
         -------------  -----------------------

              (a) Each Limited Partner hereby represents and warrants to the General Partner and to the Partnership that his acquisition of an interest in the Partnership is made as principal for his account for investment purposes only and not with a view to the resale or distribution of such interest, except insofar as the Securities Act of 1933, as amended, and any applicable securities law of any state or other jurisdiction permit such acquisition to be made for the account of others or with a view to the resale or distribution of such interest without requiring that such interest, or the acquisition, resale or distribution thereof, be registered under the Securities Act of 1933, as amended, or any applicable securities law of the United States, any state or other jurisdiction.

              (b) Each Limited Partner agrees that he will not sell, assign or otherwise transfer his interest in the Partnership, or any portion thereof, to any Person who does not similarly represent and warrant and similarly agree not to sell, assign or transfer such interest, or portion thereof, to any Person who does not similarly represent and warrant and agree.

         Section 11.02  Restrictions on Transfer of Interests
         ------------   -------------------------------------

              (a) No Limited Partner may sell, transfer or assign his interest in the Partnership, in whole or in part, unless the General Partner shall consent to such sale, transfer or assignment, which consent may be withheld in their sole discretion. Further, the General Partner need not consent to a transfer (other than a transfer on death of a Limited Partner) unless the Limited Partner provides an opinion of counsel satisfactory to the General Partner that such sale, transfer or assignment would not cause (i) the termination of the Partnership for Federal income tax purposes; (ii) the application of Section 168(j) of the Code to the Partnership, Property or Partners; or (iii) the failure of the Windsystem to meet, after such transfer, the definition of a qualifying small power production facility as defined in the Public Utility Regulatory Policies Act of 1978. Any such attempted sale, assignment or other transfer shall be void ab initio. The General Partner hereby consents to the security interests created by Limited Partners in connection with the issuance of their Investor Notes.

              (b) Except for transfers by bequest, gift or under the laws of intestacy, no Limited Partner may sell, assign or otherwise transfer his interest in the Partnership or any portion thereof, unless the General Partner shall have consented thereto and the interests are registered under the Securities Act of 1933, as amended, and any applicable state securities laws or such Limited

Partner obtains an opinion of counsel satisfactory to the General Partner that the interests may be sold in reliance on an exemption from such registration requirements, it being the understanding of each Limited Partner that the Partnership has no obligation or intention to register the interests for resale under any Federal or state securities laws or to take any action which would make available any exemption from the registration requirements of such laws.

              (c) In no event shall the interest of a Limited Partner be sold, assigned or transferred to an incompetent, unless by will or intestate succession, and then only if a legal representative of such incompetent has been duly appointed according to law.

              (d) In no event shall the interest of a Limited Partner be sold, assigned or transferred to an organization exempt from Federal income tax (including an Individual Retirement Account), nor to any individual who is not a United States taxpayer.

         Section 11.03  Admission of Substituted Limited Partners
         -------------  -----------------------------------------

              (a) Subject to the other provisions of this Article 11, an assignee of an interest in the Partnership (which shall be understood to include any purchaser, transferee, donee or other recipient on any disposition of such interest) shall be admitted as a Limited Partner of the Partnership only upon the satisfactory completion of the following:

                 (i)   The General Partner shall have given its consent;

                 (ii) The assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement, and such other documents or instruments as the General Partner may require;

                 (iii) A counterpart of this Agreement shall have been executed to evidence the consents and agreements above, and a certificate evidencing the admission of such Person as a Substituted Limited Partner shall have been executed and filed for record;

                 (iv) If the assignee is a corporation, the assignee shall have provided the General Partner with evidence satisfactory to counsel for the Partnership of its authority to become a Limited Partner under the terms and provisions of this Agreement;

                 (v) Counsel for the Partnership, or a counsel for the assignee which counsel shall not have been disapproved of by the General Partner, shall have rendered an opinion satisfactory to the General Partner that the admission of the assignee as a Substituted Limited Partner is in conformity with the Act and that none of the actions taken in connection with the admission will cause (A) the termination or dissolution of the Partnership for Federal income tax purposes or (B) the application of Section 168(j) of the Code to the Partnership, Property or Partners; and

                 (vi) The assignee, if required, shall have paid all reasonable legal fees of the Partnership and the General Partner and filing and publication costs in connection with his admission as a Substituted Limited Partner.

         By executing this Agreement or a subscription agreement, each Limited Partner shall be deemed to have consented to any substitution consented to by the General Partner.

              (b) The General Partner and the Partnership shall cooperate with the Person seeking to become a Substituted Limited Partner by preparing the documentation required by this Section and making all official filings and publications as promptly as practicable after the satisfaction by the assignee of the conditions contained in this Article 11 to the admission of such Person as a Limited Partner of the Partnership.

         Section 11.04  Rights of Assignee of an Interest
         -------------  ---------------------------------

              (a) Except as provided in this Article 11 and as required by operation of law, the Partnership shall not be obligated for any purpose whatsoever to recognize the assignment by any Limited Partner of his interest in the Partnership or any portion thereof until the Partnership has received actual notice thereof.

              (b) In connection with any proposed assignment of Units consented to by the General Partner, the assigning Unit Holder must assign not less than one Unit and, if he shall retain any Units, must retain at least one Unit, provided that if the assigning Unit Holder owns a fractional Unit he may assign his entire fractional Unit. Any assignment must be in writing, may not contravene any of the provisions of this Agreement, must be executed by the assigning Unit Holder (the "Assignor"), received by the Partnership and recorded on the books of the Partnership. Any assignment which does contravene any of the provisions of this Agreement shall be of no force and effect and shall not be recognized by the Partnership. Any party to whom an Assignor has assigned his interest or to whom an assignee's interest passes is referred to herein as an "Assignee".

              (c) An Assignee shall have no right to require any information or account of the Partnership's transactions or to inspect the Partnership books or to vote, but shall only be entitled to receive a share of the profits or the return of the Capital Contributions to which Assignor would otherwise be entitled hereunder. An Assignee shall, however, have the right to assign those interests which he has to a successor Assignee and to join with such successor Assignee in making application to substitute such successor Assignee as a Limited Partner, so long as such assignment does not contravene the terms of this Agreement.

              (d) Any Person who is the Assignee of all or any portion of an Assignor's interest but does not become a Limited Partner, and desires to make a further assignment of such interest, shall be sub-ject to all the provisions of this Article 11 to the same extent and in the same manner as any Assignor desiring to make an assignment of his interest.

         Section 11.05  Joint Ownership of Interests
         -------------  ----------------------------

         With the consent of the General Partner, an interest in the Partnership may be acquired by two Persons as joint tenants with right of survivorship, provided that ownership in such manner is in conformity with applicable securities laws. Any consent of the Limited Partner shall require the action or vote of both owners of any such jointly held interest, unless a consent has been executed by one to allow the other to act for both. Upon the death of one owner of a jointly held interest, such interest shall become owned solely by the survivor as a Limited Partner and not as an assignee. The Partnership need not recognize the death of one of the owners of a jointly held interest until it shall have received notice of such death. Upon notice to the General Partner from either owner, the General Partner shall cause the interest to be divided into two equal portions, which shall thereafter be owned separately by each of the former owners, provided that division of the interest in such manner is permitted by applicable securities laws.

         Section 11.06  Defaulting Regular Limited Partners
         -------------  -----------------------------------

         In the event a Regular Limited Partner shall be in default of his Investor Note or the Pledge and Security Agreement entered into in connection therewith and, as a result of such default, the holder of such Investor Note shall foreclose upon the Regular Limited Partner's Limited Partnership interest in the Partnership or if such interest is sold pursuant to the power of sale contained in the Pledge and Security Agreement, the holder of such Investor Note may itself (or its agent or designee) (the "Purchaser"), at its election, become a Substituted Regular Limited Partner upon such foreclosure.

         In the event of a foreclosure or sale pursuant to the Pledge and Security Agreement of the defaulting Regular Limited Partner's Partnership Interest, as provided above, the Purchaser shall become a Substituted Regular Limited Partner with all of the rights and obligations thereof. Each Substituted Limited Partner hereby constitutes and appoints the General Partner, and each officer of the General Partner, with full power of substitution, such Substituted Limited Partner's agent and attorney-in-fact for the purpose of executing and delivering any and all such documents necessary to convey the Interest of such Substituted Limited Partner, if such Substituted Limited Partner shall become a Defaulting Limited Partner, to the Purchaser pursuant to this paragraph, which power of attorney, being coupled with an interest, is irrevocable and shall survive the death, dissolution or incapacity of such Substituted Limited Partner.

         Section 11.07  No Interest; No Return
         -------------  ----------------------

         No Partner shall have any right to demand or receive the return of his Capital Contributions. No Partner shall be entitled to interest on any Capital Contributions or on such Partner's capital account.

     12. Books, Records, Accounting, Tax Elections and Banking
         ----------------------------------------------------

         Section 12.01  Books, Records and Reports
         -------------  --------------------------

              (a) The Partnership shall keep at its principal place of business, for inspection by any Partner during normal business hours, all the following:

                  (i) A current list of the full name and last known business or residence address of each Partner set forth in alphabetical order together with the contribution and the share in profits and losses of each Partner.

                  (ii) A copy of the Certificate of Limited Partnership and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed.

                  (iii) Copies of the Partnership's Federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years.

                   iv) Copies of the original Agreement and all amendments thereto.

                  (v) Financial statements of the Partnership for the six most recent fiscal years.

                  (vi) The Partnership's books and records for at least the current and past three fiscal years.

               (b) The General Partner shall cause an annual report to be sent to each of the Partners not later than 120 days after the close of the fiscal year. That report shall contain a balance sheet as of the end of the fiscal year and an income statement and statement of changes in financial position for the fiscal year, and a report on the activities of the Partnership during the period covered by the report.

              (c) Limited Partners representing at least 5 percent of the interests of Limited Partners may make a written request to the General Partner for an income statement of the Partnership for the initial three-month, six-month, or nine-month period of the current fiscal year ended more than 30 days prior to the date of the request and a balance sheet of the Partnership as of the end of that period. The statement shall be delivered or mailed to the Limited Partners within 30 days thereafter.

              (d) The financial statements referred to in this Section 12.01 shall be accompanied by the report thereon, if any, of the independent accountants engaged by the Partnership or, if there is no such report, the certificate of a General Partner that such financial statements were prepared without audit from the books and records of the Partnership.

              (e) The General Partner shall promptly furnish to a Limited Partner a copy of any amendment to the Agreement executed by a General Partner pursuant to a power of attorney from the Limited Partner.

              (f) The General Partner shall send to each of the Partners within 90 days after the end of each taxable year such information as is necessary to complete Federal and state income tax or information returns.

         Section 12.02  Custody of Partnership Funds; Bank Accounts
         -------------  -------------------------------------------

              (a) The General Partner shall have fiduciary responsibility for the safekeeping and use of all Property, whether or not in their immediate possession or control. Property shall not be commingled with the funds of any other Person, and the General Partner shall not employ Property in any manner except for the benefit of the Partnership.

              (b) All Property in the form of cash not otherwise invested shall be deposited in one or more accounts maintained in such financial institutions as the General Partner shall determine or shall be invested in short-term liquid securities or shall be left in escrow, and withdrawals shall be made only in the regular course of Partnership business on such signature or signatures as the General Partner may, from time to time, determine.

         Section 12.03  Accountants
         -------------  -----------

         The accountants for the Partnership shall be such accountants as shall be selected by and approved by the General Partner.

         Section 12.04  Filing of Returns
         -------------  -----------------

         The General Partner shall be responsible for the timely filing of all Partnership income tax returns to be filed in jurisdictions in which the Partnership conducts business or derives income.

         Section 12.05  Tax Elections
         -------------  -------------

              (a) No election shall be made by the Partnership or any Partner to be excluded from the application of the provisions of Subchapter K of the Code or from any similar provisions of state or local income tax laws.

              (b) Upon the transfer of all or part of a Partner's interest in the Partnership or upon the death of an individual Partner or upon the distribution of any Property to any Partner, the Partnership, at the General Partner's option and in their sole discretion, may file an election, in accordance with applicable regulations, to cause the basis of Property to be adjusted for Federal income tax purposes, as provided by Sections 734, 743 and 754, respectively, of the Code; similar elections under provisions of state and local income tax laws may, at the General Partner's option, be made.

              (c) The General Partner may, in their sole and absolute discre-tion, make any or all elections which they are entitled to make on behalf of the Partnership and the Partners for Federal, state, and local tax purposes, including, without limitation, any election, if permitted by applicable law (i) to extend the statute of limitations for assessment of tax deficiencies against Partners with respect to adjustments to the Partnership's Federal, state or local tax returns; and (ii) to represent the Partnership and the Partners before taxing authorities or courts of competent jurisdiction in tax matters affecting the Partnership and the Partners in their capacity as Partners, and to execute any agreements or other documents relating to or settling such tax matters, including agreements or other documents that bind the Partners with respect to such tax matters or otherwise affect the rights of the Partnership or the Partners. Zond Windsystems Management Corporation IV is specifically authorized to act as the "Tax Matters Partner" for the Partnership and the Partners under the Code or in any similar capacity under state or local law.

         Section 12.06  Taxable Year, Method of Accounting
         -------------  ----------------------------------

         The taxable year of the Partnership shall be the calendar year. The books and records of the Partnership shall be kept on the method of accounting selected by the General Partner.

         Section 12.07  Annual Audit
         -------------  ------------

         At the request and at the sole expense of the Partners requesting same, annual audits of the Partnership's affairs may be conducted by such independent accounting firm as is selected by one or more of the Partners.

     13. Duration and Termination
         ------------------------

         Section 13.01  Death, Insanity or Disability of a Unit Holder
         ------------   ----------------------------------------------

         The death, insanity, bankruptcy, dissolution or disability, either temporary or permanent, of any Limited Partner shall not cause a dissolution of the Partnership, and the business shall continue without interruption and without breaking continuity. However, in the event of the withdrawal, removal, death, insanity, dissolution, bankruptcy or legal incapacity, for any reason, of a General Partner, the Partnership shall dissolve, unless the other General Partner, if any, elects to continue the business of the Partnership, which right is hereby granted by filing for record an appropriate amendment to the Partnership's Certificate of Limited Partnership, or if there is no other General Partner, unless the requirements of Section 9.07(3) are met.

         Section 13.02  Events Causing Dissolution
         -------------  --------------------------

         The Partnership shall dissolve only upon the happening of any of the following events:

              (a) the withdrawal, removal, death, insanity, dissolution, bankruptcy or legal incapacity of a General Partner, except as continued pursuant to Section 13.01 hereof;

              (b) the sale or other disposition of all or substantially all of the Property;

              (c) the affirmative vote of Partners holding a majority of the interests in the Partnership to dissolve and wind up the affairs of the Partnership; or

              (d) the expiration of the term of the Partnership

         Only those events listed in paragraphs a - (d above shall operate to dissolve the Partnership.

         Dissolution of the Partnership shall be effective on the day on which the event occurs giving rise to the dissolution, but the Partnership shall not terminate until the Partnership's Certificate of Limited Partnership shall have been canceled and the assets of the Partnership shall have been distributed as provided in Section 13.03 hereof. Notwithstanding the dissolution of the Partnership, prior to the termination of the Partnership, as aforesaid, the business of the Partnership and the affairs of the Partners, as such, shall continue to be governed by this Agreement.

         To the extent permitted by applicable law, for purposes of Sections
13.01 and 13.02 hereof, the term "dissolved" shall not include mere additions or deletions of partners by a General Partner which is itself a partnership, or the mere reformation or reorganization of a General Partner.

         Section 13.03  Liquidation
         -------------  -----------

              (a) Upon dissolution of the Partnership, the General Partner shall liquidate the assets of the Partnership, apply and distribute the proceeds thereof as contemplated by this Agreement and cause the cancellation of the Partnership's Certificate of Limited Partnership.

              (b) Notwithstanding the foregoing, in the event the General Partner shall determine that an immediate sale of part or all of the Partnership assets would cause undue loss to the Partners, the General Partner, in order to avoid such loss, may, after having given written notification to all Partners, to the extent not then prohibited by the Act or any other statutes of any jurisdiction in which the Partnership is then formed or qualified and applicable in the circumstances, either defer liquidation of and withhold from distribution for a reasonable time any Partnership assets except those necessary to satisfy the Partnership's debts and obligations, or distribute the assets to the Partners in kind.

              (c) If any assets of the Partnership are to be distributed in kind, such assets shall be distributed on the basis of the fair market value thereof, and any Partner entitled to any interest in such assets shall receive such interest therein as a tenant-in-common with all other Partners so entitled. The fair market value of such assets shall be determined by an independent appraiser to be selected by the General Partner (or a trustee, if one is appointed).

              (d) The General Partner (or a trustee, if one is appointed) may set up any reserve it deems reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership to Persons other than the Partners arising out of or in connection with the Partnership. Such reserve shall be paid over by the General Partner or such trustee to a bank or trust company to act as escrow agent or to a reputable Person selected by the General Partner or such trustee. Any such escrow agent shall hold such reserves for payment of any of the aforementioned contingencies, and, at the expiration of such period as the General Partner or such trustee designates, distribute the balance thereafter remaining in the manner hereinafter provided.

              (e) The proceeds from the liquidation of the assets of the Partnership shall be distributed in the following order:

                  (i) First, the expenses of liquidation and the debts of the Partnership, other than the debts owing to the Partners, shall be paid;

                  (ii) Second, all of the Partnership's indebtedness to the Partners, including any expenses or advances made to or for the benefit of the Partnership by the General Partner, shall be paid and discharged; and

                  (iii) The balance, if any, shall be distributed to the Partners in proportion to their Capital Accounts after giving effect to all contributions, distributions and allocations for all taxable years, including the taxable year during which the final liquidating distribution occurs.

         Section 13.04  Negative Capital Account
         -------------  ------------------------

         In the event the Capital Account of the General Partner is less than zero upon dissolution of the Partnership and after giving effect to all contributions, distributions and allocations for all taxable years, including the taxable year during which the final liquidating distribution occurs, the General Partner shall contribute to the Partnership the amount necessary to restore its Capital Account to zero, and the amount so contributed shall be treated as proceeds from the liquidation of Partnership assets for purposes of Section 13.03 hereof.

         Section 13.05  Purchase by General Partner
         -------------  ---------------------------

         A General Partner or Affiliate thereof may purchase Property upon liquidation at the greater of the highest bona fide independent offer received or the fair market value thereof, as determined by an independent appraiser selected by the General Partner, provided at least 15 days' advance public notice of the proposed sale has been given.

         Section 13.06  General Partner's Discretion
         -------------  ----------------------------

         The winding up of the Partnership's affairs and the liquidation and distribution of its assets shall be conducted exclusively by the General Partner (or a trustee, if one is appointed), which is authorized to do any and all acts and things authorized by law for these purposes. Distributions in accordance with the provisions of this Article 13 upon termination and dissolution of the Partnership shall constitute a complete return to the Partners of their interests in the profits of the Partnership and their Capital Contributions, a final and complete distribution to the Partners of all their interests in the Partnership assets and a final termination and settlement of any and all of the Partners' other interests in the Partnership.

         Section 13.07  Liquidation Report
         -------------  ------------------

         Upon the dissolution of the Partnership, accountants for the Partnership chosen by the General Partner shall promptly prepare, and the liquidator shall furnish to each Partner, a statement setting forth the assets and liabilities of the Partnership upon its dissolution. Promptly following the complete liquidation and distribution of the Partnership assets, there shall be prepared, and the liquidator shall furnish to each Partner, a statement showing the manner in which the Partnership assets were liquidated and distributed.

          14. Amendments
              ----------

          Section 14.01  Proposal and Adoption of Amendments Generally
          -------------  ---------------------------------------------

          (a) Amendments to this Agreement to reflect the addition or substitution of a Limited Partner, the designation of an additional or a successor General Partner, or the withdrawal or removal of a General Partner shall be made at the time and in the manner referred to in Section 14.03 hereof. Any other amendments to this Agreement, except for those within the General Partner's Special Power of Attorney under Section 9.10 hereof, may be proposed by a General Partner, who shall give notice to the Limited Partners of:

              (i) The content of such amendment; and ii) A statement of the purpose of such amendment.

          (b) For the purpose of obtaining a written vote to approve or disapprove a proposed amendment (if a written vote is required), or for any other matter, the General Partner may require written responses within a specified time period (not less than 15 nor more than 60 days from the date of any notice of a proposed amendment) and provide that the failure to respond shall constitute a favorable or unfavorable vote (as designated) for the proposed amendment or other matter.

          (c) The General Partner shall within a reasonable time after the adoption of any amendment to this Agreement, make any official filings or publications required or desirable to reflect such amendment, including any required filing for recordation of any certificate. The date of adoption of an amendment shall be the date on which the General Partner shall have received the requisite consents.

          Section 14.02  Limitations on Amendments
          -------------  -------------------------

          Notwithstanding the provisions of Section 14.01 hereof, no amendment to this Agreement may:

          (a) Enlarge the obligations of any Limited Partner under this Agreement or convert the interest of any Limited Partner into the interest of a general partner or modify the limited liability of any Limited Partner without the consent of such Limited Partner;

          (b) Modify the order or method for the allocation of Profits and Losses and other items and distributions of cash and other property under this Agreement without the consent of each Partner adversely affected by such modification;

          (c) Amend this Section 14.02 or Section 8.03 hereof without the consent of all Partners; or

          (d) Expand the duties or reduce the rights of the General Partner without the approval of the General Partner affected.

          Section 14.03  Amendments on Admission or Withdrawal of Partners
          -------------  -------------------------------------------------

          (a) Upon the acceptance of the related Subscription Agreement by the General Partner, each such Person whose Subscription Agreement was thus accepted shall thereby be admitted as a Limited Partner to the Partnership without requiring the consent or any other action of such Person or of any other Limited Partner.

          (b) Amendments to admit a Substituted Limited Partner shall be adopted if the conditions specified in Section 11.03 and/or 11.06 hereof shall have been satisfactorily complied with and the amendment shall have been signed by the General Partner and by the Person to be substituted or added, and if a Partner is to be substituted, by the assigning Unit Holder or his attorney-in-fact.

          (c) Amendments to reflect the designation of an additional or successor General Partner shall be adopted if the conditions specified in
Article 10 hereof shall have been satisfactorily completed and the amendment shall have been signed by such additional or successor General Partner.

          (d) Amendments to withdraw or remove any General Partner, if the business of the Partnership is continued, shall be adopted if the conditions specified in Article 10 hereof shall have been satisfactorily completed and the amendment shall have been signed by the successor or remaining General Partner(s).

          Section 14.04  Amendments Without Consent of Limited Partners
          -------------  ----------------------------------------------

          The General Partner may amend this Agreement from time to time without the consent of any of the Limited Partners:

          (a) To add to the representations, duties or obligations of the General Partner or surrender any right or power granted to the General Partner for the benefit of the Unit Holders who is not a General Partner;

          (b) To cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or to deal with respect to matters or questions arising under this Agreement in a manner which will not be inconsistent with the provisions of this Agreement;

          (c) To delete or add any provision of this Agreement required to be so deleted or added by any state "Blue Sky" Commissioner or similar such official which such official deems to be for the benefit of protection of the Unit Holders who is not a General Partner; and

          (d) To admit additional Limited Partners and Substituted Limited Partners in accordance with the terms of this Agreement.

          However, the General Partner shall adopt no amendment pursuant hereto unless the adoption thereof (i) is for the benefit of or not adverse to the interests of the Limited Partners; (ii) is consistent with Article 6 hereof;
(iii) does not affect the distribution of cash or other property of the Partnership, or the allocation of Profits and Losses and other items among the Limited Partners; and (iv) does not affect the limited liability of the Limited Partners or the status of the Partnership as a partnership for Federal income tax purposes.

          Section 14.05  Filing of Amendments
          -------------  --------------------

          The General Partner shall prepare, file and, if deemed necessary by the General Partner, record such documents and certificates as shall be required to be prepared and filed pursuant to the Act and under the laws of the other jurisdictions under the laws of which the Partnership owns Property or is required to file.

     15. General Provisions
         ------------------

          Section 15.01  Indemnification of General Partner
          -------------  ----------------------------------

          The Partnership agrees to indemnify the General Partner and its officers and directors for any act performed by them within the scope of authority conferred upon the General Partner by this Agreement provided that they acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Partnership and its Limited Partners, and had no reasonable grounds to believe that their conduct was negligent or unlawful. However, no indemnification may be made with respect to any claim, issue or matter as to which the General Partner or its officers and directors are adjudged to be liable for negligence or willful misconduct in the performance of their duties to the Partnership unless, and only to the extent that, the court in which such action or suit is brought shall determine that despite the adjudication of liability for negligence or willful misconduct, and in view of all the circumstances of the case, the General Partner and its officers and directors are fairly and reasonably entitled to indemnity for such expenses. Any indemnity shall be paid from, and only to the extent of, Partnership assets, and the Limited Partners shall not have any personal liability on account thereof.

          Section 15.02  Burden and Benefit
          -------------  ------------------

          The covenants and agreements contained herein shall be binding upon and inure to the benefit of the heirs, executors, devisees, personal representatives, administrators, successors and (subject to the other provisions hereof) assigns of the respective parties hereto.

          Section 15.03  Applicable Law
          -------------  --------------

          This Agreement shall be construed and enforced in accordance with the laws, including the laws relating to conflict of laws, of the State of California.

          Section 15.04  Method of Giving Consent
          -------------  ------------------------

          Any consent or vote required by this Agreement may be given by a written consent given by the consenting Partner and received by the General Partner at or prior to the doing of the act or thing for which the consent is solicited, provided that such consent shall not have been nullified by notice to the General Partner of such nullification by the consenting Partner prior to the doing of the act or thing for which the consent was solicited.

          Section 15.05  Descriptive Headings
          -------------  --------------------

          The headings of the Articles and Sections of this Agreement are inserted for convenience only, shall not be deemed to be a part of this Agreement, and in no way define, limit, extend or describe the scope or intent of any provision hereof.

          Section 15.06  Counterparts
          -------------  ------------

          This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one Agreement, binding on all parties hereto, notwithstanding that all the parties shall not have signed the same counterparts.

          Section 15.07  Severability of Provisions
          -------------  --------------------------

          Each provision of this Agreement shall be considered severable and if for any reason any provision which is not essential to the effectuation of the basic purposes of this Agreement is determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those provisions of this Agreement which are valid.

          Section 15.08  Partition
          -------------  ---------

          Each of the parties hereto irrevocably waives during the term of the Partnership any right that he may have to maintain any action for partition with respect to Property, except as herein otherwise expressly provided.

          Section 15.09  Notices
          -------------  -------

          Any notice, request or demand required or permitted under this Agreement shall be deemed to have been duly given or made if delivered or if sent postage prepaid by registered, certified or first-class mail to the address of the Unit Holder contained herein, or to such other address as the Unit Holder may designate to the other for this purpose.

          Section 15.10  Time
          -------------  ----

          Time is of the essence of each part of this Agreement.

          Section 15.11  Force Majeure
          -------------  -------------

          The General Partner shall not be liable for any loss or damage to Property caused by strikes, labor troubles, riots, fires, tornadoes, floods, acts of a public enemy, insurrections, acts of God, failure to carry out the provisions hereof due to provisions of law or rules or regulations promulgated by any governmental agency or any demand or requisition of any government, or from any other cause beyond the control of the General Partner.

          Section 15.12  Unit Certificates
          -------------  -----------------

          Every Regular Limited Partner, Special Limited Partner and General Partner, and any purchaser, transferee, assignee or other recipient of all or any portion of a Regular Limited Partner's, Special Limited Partner's or a General Partner's interest in the Partnership, as the case may be, shall be issued a "Certificate of Ownership," substantially in the forms attached hereto as Exhibits A, B and C, respectively, which shall evidence the number of Units or other Partnership Interest owned by such Limited Partner or General Partner, as the case may be, and whose surrender to the General Partner with appropriate endorsement shall be necessary to transfer, assign or sell such Regular Limited Partner's, Special Limited Partner's or General Partner's interest, as the case may be. Such transfer, assignment or sale shall be registered by the General Partner on books maintained by it on behalf of the Partnership for that purpose, which fact the Certificate of Ownership shall so state. In case of alleged loss, destruction or mutilation of a Certificate of Ownership, the General Partner may issue a new Certificate of Ownership in lieu thereof upon the terms hereof and such other terms and conditions as are required by applicable law. The General Partner may in its discretion require a bond, in such form and amount and from such surety as it may approve, before issuing a new Certificate of Ownership. Presentation of a Certificate of Ownership registered in the name of or duly endorsed by the registered owner or his duly appointed attorney-in-fact in favor of the person presenting the Certificate of Ownership shall establish conclusively such person's ownership of the interest in the Partnership evidenced by the Certificate of Ownership.

          Section 15.13  Entire Agreement
          -------------  ----------------

          This Agreement, including information incorporated herein by reference, sets forth all (and is intended by all parties to be an integration of all) of the representations, promises, agreements and understandings among the parties hereto with respect to the Partnership, the Partnership business and the Property of the Partnership and there are no representations, promises, agreements or understandings, oral or written, express or implied, among them other than as set forth or incorporated herein.

          IN WITNESS WHEREOF, this Agreement of Limited Partnership has been executed by each of the signatories hereto as of the day and year set forth opposite its name below.

                                    GENERAL PARTNER:

Dated:  November 15, 1985           ZOND WINDSYSTEMS MANAGEMENT
        -----------------           CORPORATION IV, a California
                                    corporation


                                    By /s/ Craig A. Anderson
                                       ----------------------------------------
                                       Craig A. Anderson,
                                         Senior Vice President -
                                         Secretary

                                    112 South Curry Street
                                    Tehachapi, California 93561
                                    (805) 822-6835

                                    ORIGINAL LIMITED PARTNER

Dated:  November 15, 1985           CRAIG A. ANDERSON, A
       ------------------           PROFESSIONAL CORPORATION


                                    By /s/ Craig A. Anderson
                                       -----------------------------------------
                                       Craig A. Anderson, President

                                    17752 Skypark Circle
                                    Suite 150
                                    Irvine, California 92714

                                    OTHER LIMITED PARTNERS:

Dated   November 15, 1985           By Zond Windsystems Management
      -------------------           Corporation IV, as attorney-in-
                                    fact for the Persons admitted to
                                    the Partnership as Limited
                                    Partners pursuant to Section 14.03
                                    hereof.


                                    By /s/ Craig A. Anderson
                                       ----------------------------------------
                                       Craig A. Anderson,
                                         Senior Vice President-
                                         Secretary

                         APPLICABLE RESTRICTIVE LEGENDS


*******************                        *****************************
*                 *                        *                           *
*                 *                        *                           *
*  CERTIFICATE    *                        * --------------------------*
*    NUMBER       *                        *  REGULAR UNITS OF LIMITED *
*  ----------     *                        *    PARTNERSHIP INTEREST   *
*                 *                        *                           *
******************                         *****************************


                                     FORM OF
                           CERTIFICATE OF OWNERSHIP OF
                      REGULAR LIMITED PARTNERSHIP INTEREST
                                       IN

                   ZOND WINDSYSTEM PARTNERS, LTD. SERIES 85-B
                        a California limited partnership
                               (the "Partnership")

          THIS CERTIFIES THAT ___________________________ is the registered holder of the number of Regular Units of Limited Partnership interest in the Partnership as indicated above transferable only on the register of the Partnership maintained by the General Partner at the office of the Partnership by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed. Any such transfer is subject to the terms and conditions set forth in the First Amended and Restated Agreement of Limited Partnership, a copy of which has been supplied to the registered holder evidenced hereby.

          IN WITNESS WHEREOF, the Partnership has caused this Certificate to be executed by its General Partner this ____ day of _________________, 19__.


                                            ZOND WINDSYSTEMS MANAGEMENT
                                            CORPORATION IV


                                            By__________________________________








                                    EXHIBIT A

                        [APPLICABLE RESTRICTIVE LEGENDS



*******************                        *****************************
*                 *                        *                           *
*                 *                        *                           *
*  CERTIFICATE    *                        * --------------------------*
*    NUMBER       *                        *  REGULAR UNITS OF LIMITED *
*  ----------     *                        *    PARTNERSHIP INTEREST   *
*                 *                        *                           *
******************                         *****************************


                                    FORM OF
                          CERTIFICATE OF OWNERSHIP OF
                      SPECIAL LIMITED PARTNERSHIP INTEREST
                                       IN
                   ZOND WINDSYSTEM PARTNERS, LTD. SERIES 85-B
                        a California limited partnership
                              (the "Partnership")


          THIS CERTIFIES THAT ________________________________ is the registered holder of the number of Special Units of Limited Partnership interest in the Partnership as indicated above transferable only on the register of the Partnership maintained by the General Partner at the office of the Partnership by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed. Any such transfer is subject to the terms and conditions set forth in the First Amended and Restated Agreement of Limited Partnership, a copy of which has been supplied to the registered holder evidenced hereby.

          IN WITNESS WHEREOF, the Partnership has caused this Certificate to be executed by its General Partner this ____ day of ______________________, 19__.


                                             ZOND WINDSYSTEMS MANAGEMENT
                                             CORPORATION IV


                                             By_________________________________







                                    EXHIBIT B

                        [APPLICABLE RESTRICTIVE LEGENDS]



*******************                        *****************************
*                 *                        *                           *
*                 *                        *                           *
*  CERTIFICATE    *                        * --------------------------*
*    NUMBER       *                        *  REGULAR UNITS OF LIMITED *
*  ----------     *                        *    PARTNERSHIP INTEREST   *
*                 *                        *                           *
******************                         *****************************



                                     FORM OF
                           CERTIFICATE OF OWNERSHIP OF
                          GENERAL PARTNERSHIP INTEREST
                                       IN

                   ZOND WINDSYSTEM PARTNERS, LTD. SERIES 85-B
                        a California limited partnership
                               (the "Partnership")


          THIS CERTIFIES THAT ______________________________ is the registered holder of the number of General Partnership interests in the Partnership as indicated above transferable only on the register of the Partnership maintained by the General Partner at the office of the Partnership by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed. Any such transfer is subject to the terms and conditions set forth in the First Amended and Restated Agreement of Limited Partnership, a copy of which has been supplied to the registered holder evidenced hereby.

          IN WITNESS WHEREOF, the Partnership has caused this Certificate to be executed by its General Partner this ____ day of _________________________, 19__.


                                             ZOND WINDSYSTEMS MANAGEMENT
                                             CORPORATION IV


                                             By_________________________________







                                    EXHIBIT C